Exhibit 10.4

2022-2023 Guangdong Unicom Customer Engineering General Contracting Service

Supplementary Project Consulting Labor Service Contract

Client: Shenzhen Zhongyun Communication Technology Co., Ltd

The Contractor: Shenzhen Wan Xiang Xing Guang Technology Co., Ltd

The Contractor (Party A): Shenzhen Zhongyun Communication Technology Co., Ltd.

The Contractor (Party B): Shenzhen Wan Xiang Xing Guang Technology Co., Ltd

Party A entrusts Party B to carry out the 2022-2023 Guangdong Unicom customer general contracting service supplementary project consultation (survey, design, site selection) labor construction entrusted by Party A. Both parties, in accordance with the Civil Code of the Peoples Republic of China and other relevant laws and administrative regulations, adhere to the principles of equality, voluntariness, fairness, and good faith, enter into this contract.

1.	Project overview

1.1	Project name: 2022-2023 Guangdong Unicom customer general contracting service supplementary project labor construction

1.2	Project location: Zhuhai

1.3	Project scale: This contract is an annual framework contract, with the final settlement amount based on the actual completed work volume.

1.4	The contract follows a fixed-unit-price, lump-sum model, covering labor, quality, construction, progress, safety, site maintenance, finished/semi-finished product protection, and acceptance coordination. Party B guarantees project completion with quality and within the agreed schedule, except for Party A-approved design changes.

1.5	The contract quotation includes all work specified in the drawings, such as construction and installation fees, commissioning and activation fees, material handling costs, water and electricity for construction, special tool service fees, profits, and taxes.

1.6	Party B confirms that the design drawings provided by Party A fully meet the construction needs. If Party B proposes further modification and supplement, Party B shall be responsible for and bear the relevant costs. If Party A proposes further modification and supplement, Party A shall be responsible for and bear the relevant costs.

1.7	Pricing and Work Volume Basis: Contract pricing and project quantities shall be based on Party A’s bidding documents, special design drawings, and the accepted bid submitted by Party B.

1.8	If Party A requests design or material changes, the additional costs will be adjusted through a change order If pricing exists in the original bid, adjustments will follow contract and bidding criteria; otherwise, both parties shall negotiate a new price.

1.9	Party B has surveyed the construction site and reviewed the dimensions before bidding and quoting, and the consequences and costs caused by Party B’s inability to correctly understand the relevant content or misunderstanding the current situation of the project site and the surrounding environment shall be borne by Party B. If the construction site conditions and surrounding environment change after Party B’s investigation and review, the consequences and costs caused by the changes shall be borne by Party A.

2.	Scope of project contracting

For details on specific systems and engineering items, refer to Attachment 1: Labor Unit Price Quotation Sheet.

3.	Contract duration

3.1	The official start date shall be subject to the written notice of Party B after Party A has met the conditions for commencement.

3.2	Within three (3) days of receiving the notice, Party B must begin construction.

3.3	Party B must meet Party A’s reasonable requirements for rushing work.

3.4	If the project is delayed due to the reasons of Party A, Party A shall be responsible, and the project timeline shall be extended accordingly.

3.5	The completion date is based on acceptance and approval by both parties.

3.6	If Party A issues a commencement notice, but Party B unreasonably delays and fails to start construction on time, causing losses, Party B shall pay a penalty of 0.05% of the total contract amount per day of delay, with a maximum penalty of 5% of the total contract amount. If the delay exceeds ten (10) days, Party A has the right to unilaterally terminate the contract and pursue economic compensation from Party B.

4.	Quality standards

4.1	If the construction quality problems caused by Party B result in related losses and disputes, Party B shall be responsible for them and compensate for all economic losses caused thereby.

4.2	Party B shall ensure the operation stability and reliability of the system project, and Party B shall bear all consequences and losses caused by the system operation failure due to the quality problems of the equipment provided by Party B.

4.3	Contract project warranty period: None

5.	Contract price and settlement

5.1	Settlement method: (Currency: RMB) After the construction team completes, the settlement shall be made on per-project basis. 50% of the construction fee for the completed projects will be paid to Party B on the 15th of the following month; 30% will be paid after the site acceptance; and 20% will be paid to Party B on half year after the acceptance is completed.

5.2	Payment method: telegraphic transfer

5.3	Party A shall pay the corresponding amount to the bank account designated by Party B within the time limit stipulated in this Contract, as follows:

Account bank:

Bank account:

Account name: Shenzhen Zhongyun Communication Technology Co., Ltd

6.	Equipment and material management

6.1	All equipment and materials shall be kept by Party B before the completion acceptance and delivery of the project. In case of loss, damage or theft, Party B shall be responsible, and Party A shall not bear any responsibility; after the completion acceptance and delivery of the project, if any loss, damage or theft occurs, Party B shall not bear any responsibility.

7.	Design changes and settlements

Except for the following factors, the total contract price of the project shall not be adjusted or changed for any other reasons:

7.1	Design changes caused by adjustments in building structure leading to increases or decreases in work volume (based on the as-built drawings) can be adjusted according to the change order. The calculation method is as follows: if there are identical items in the contract, equipment prices and installation commissioning fees shall be executed at the unit price stipulated in the contract; if there are no identical items in the contract, the unit price of equipment and installation commissioning fees shall be approved by the client, with the fee standards and discount rates being proportional.

7.2	The additional costs of design changes proposed by Party B for the convenience of construction shall not be adjusted and shall be borne by Party B.

7.3	All pricing determinations and adjustments shall only take effect after Party A’s approval through a Change Order.

7.4	If Party B finds any errors or unreasonable conditions in the construction drawings during implementation or proposes design changes and optimization of construction drawings for the convenience of construction, Party B shall confirm and acknowledge them by the design unit, and implement them only after the consent of the representative of the on-site supervision engineer. Party B shall not modify the design drawings without authorization.

7.5	The design change order issued by the representative of the on-site supervising engineer between Party A and the design unit is also a contract document, which Party B must implement, but the costs caused by the design change shall be borne by Party A.

7.6	Party B shall not transfer the drawings of the project to a third party without the consent of Party A. After the completion and acceptance of the project, all the drawings except those that Party B must keep for archiving shall be destroyed by itself.

8.	Party A’s work and responsibilities

8.1	Pay the contract project payment to Party B in time according to the contract.

8.2	Party A entrusts a designated supervisor to oversee the construction of this project. Party A grants the supervisor the following supervisory rights: the authority to sign commencement orders, suspension orders, and resumption orders; the right to inspect construction quality; the power to monitor and supervise construction progress; as well as the authority to approve if the actual completion date is advanced or exceeds the deadline specified in the construction contract; and to conduct quality inspections and acceptance according to current national standards for construction and installation evaluation.

8.3	Party A shall designate an engineering project manager to be responsible for the performance of the contract, handle various external procedures before commencement, coordinate on site and negotiate with outsiders, and advance various compensation fees, and assist Party B to solve difficulties and problems encountered in construction.

8.4	Organize construction drawing design briefing and be responsible for project construction management.

8.5	To be responsible for handling the construction procedures approved by various government functional departments before construction; to provide the site construction underground pipeline network data to Party B; to coordinate and deal with the protection of buildings around the site construction.

8.6	Organize the project acceptance according to the delivery notice issued by Party B, handle the project handover procedures and visa, and be responsible for reviewing the construction settlement and handling the payment of project funds.

9.	Party B’s work and responsibilities

9.1	Prepare the construction organization design and quality plan (subject to review and confirmation by the supervisor) and do a good job in the preparation of various constructions.

9.2	Provide the construction plan to Party A and the supervisor respectively. Submit the notice of commencement of construction and delivery of the notice, the project accident report, the project change notice, etc. to the supervisor.

9.3	Comply with the management regulations of the relevant government authorities regarding traffic, construction noise, environmental protection, and production safety at the construction site. Be responsible for on-site security, cleaning, and other tasks, and protect buildings around the construction site. If underground obstacles or cultural relics are discovered, promptly report to the relevant departments and take effective protective measures. Disposal will be handled according to specific regulations, and any resulting costs will be negotiated with the client. Any delay in the project schedule will be extended accordingly.

9.4	Responsible for providing inventory, storage and use of equipment and materials. At the end of the project, the surplus engineering materials shall be handed over to the material agent entrusted by Party A.

9.5	Responsible for the collection and transportation of depreciated materials at the construction site, and deliver the depreciated materials to the location designated by the project manager representative and hand them over to relevant personnel.

9.6	Party B warrants that the system equipment provided shall have reasonable performance and service life under correct installation, normal use and maintenance.

9.7	Party B appoints____________ as the project manager and ___________as the technical leader.

9.8	The construction shall be carried out in strict accordance with the construction design, meeting minutes, ministry regulations and construction operation requirements, and civilized construction shall be carried out. The quality and time of the project shall be ensured, and the safety of equipment and materials at the construction site shall be responsible. The regulations on site safety and civilized construction and labor protection shall be strictly observed, and the responsibility for any safety accidents shall be borne by the contractor.

9.9	Cooperate with party A to participate in the completion acceptance.

9.10	If Party B fails to complete all work as agreed in the contract, Party B shall bear the economic losses caused thereby and the construction period shall not be extended. During the construction process, Party B shall be responsible for and bear all expenses caused by quality accidents due to party B’s reasons.

9.11	This project is included in the scope of general contracting management. Party B must abide by the site management system of the general contractor, comply with the management and supervision of Party A and the supervisor; after entering the site, Party B must sign a safety and civilized production management agreement with the general contractor; if Party B breaches the contract during its performance, it will unconditionally accept the penalty of Party A.

9.12	Provide technical data for completion acceptance, submit project settlement data, participate in completion acceptance, and be responsible for completing the site clearance after work is completed, and all construction teams and construction machinery and equipment will be withdrawn within seven days after completion.

9.13	Party B shall not subcontract the contracted project to others, nor shall it subdivide the contracted project and subcontract it to others in the name of sub-contracting.

9.14	During the execution of the contract, living or cooking on the construction site is strictly prohibited. The contractor is responsible for arranging accommodation and meals for construction personnel. If a violation is found, a penalty of 2,000 RMB per occurrence will be imposed.

10.	Project acceptance

10.1	The quality of the project shall meet the quality grade stipulated in the contract, and the quality evaluation standard shall be based on the national or industrial quality inspection evaluation standard. If the quality of the project fails to meet the promised quality grade due to the reasons attributable to Party B, it shall be deemed as a breach of contract by Party B, and Party A shall have the right to pursue Party B’s liability for breach of contract.

10.2	If the part of the project acceptance is deemed unqualified and it is due to Party B’s reasons, Party B shall be responsible for rectification, rework or demolition and re-construction, and Party A shall reorganize the acceptance, and the costs incurred therefrom shall be borne by Party B.

10.3	During the process of project acceptance, the inspection, testing, measurement and testing required by Party A shall be carried out with the cooperation of Party B or Party B shall provide relevant instruments, meters and vehicles, and the costs shall be borne by Party B.

10.4	During the process of project acceptance, if Party A requires re-inspection of the concealed project, Party B shall excavate or open holes as required, and re-cover or repair after inspection, and bear all the costs incurred.

11.	Safe construction and penalties

11.1	Party B shall comply with Party A’s management regulations on construction safety production, strictly organize construction according to safety standards, and at any time accept the legal supervision and inspection conducted by Party A or industry safety inspectors, taking necessary safety precautions to eliminate potential accident hazards. Party B shall be solely responsible for any liabilities and costs resulting from inadequate safety measures.

11.2	Party A shall not require Party B to carry out construction in violation of the safety management regulations. Party A shall bear the corresponding responsibilities and expenses caused by the safety accidents caused by Party A.

11.3	Party B shall submit safety protection measures to the supervising engineer before starting construction in power equipment, transmission lines, underground pipelines, inflammable and explosive areas and near street traffic routes, and implement them after being approved by the supervising engineer.

12.	Performance bond & liability for breach of contract

12.1	If Party B fails to deliver goods or complete the construction period as stipulated in the contract, Party B shall pay a penalty of five ten-thousandths of the total contract amount per day from the day following the tenth day after the specified date for each delay. After ten days of delay, Party B shall pay a penalty of one thousandth of the total contract amount per day for each subsequent delay. The maximum amount of this penalty is five percent of the total contract amount. When the penalty reaches its upper limit, Party A has the right to terminate the execution of this contract and replace the construction team, and all losses resulting therefrom shall be borne by Party B.

12.2	If Party A fails to pay the contract amount on time as stipulated in the contract, starting from the day after ten days from the latest due date, Party A shall pay Party B a penalty of five ten-thousandths of the total contract amount per day. After ten days of delay, for each day of delay, a penalty of one thousandth of the total contract amount per day shall be paid. The maximum amount of this penalty shall not exceed five percent of the total contract amount. Furthermore, in this contract, Party B’s service dates for Party A shall be extended accordingly.

12.3	In the event of a breach by one party to the contract, the other party shall submit a written claim to the breaching party, specifying the liability for breach that the breaching party should bear; the breaching party must respond within ten days of receiving the notice, or otherwise compensate the other party for any further losses incurred; if the breaching party has objections to the liability for breach within ten days of receiving the notice, both parties should promptly negotiate to clarify the liability for breach.

12.4	The liquidated damages, compensation, maintenance fees and various economic losses payable according to the contract shall be paid within ten days after the responsibility is clearly defined; otherwise, they shall be treated as overdue payment and the relevant provisions of the Contract Law shall apply.

12.5	After one party breaches the contract, if the other party requires the breaching party to continue to perform the contract, the breaching party shall continue to perform the contract after bearing the above liability for breach of contract.

13.	Disputes:

13.1	This contract, the bid inquiry minutes and relevant commitments, the bidding documents, the bid documents, national or industrial technical standards, specifications and relevant technical documents, the design documents of this project and the approval documents of the design have the same legal effect. In case of any inconsistency between the above contract documents, the above order is the priority of interpretation of the contract.

13.2	After this Contract comes into force, if either party proposes to modify or terminate this Contract, it shall be handled in accordance with the Contract Law of the Peoples Republic of China.

13.3	Any dispute arising from or in connection with the execution of this Contract shall be settled by both parties through friendly negotiation. If no agreement can be reached after negotiation, both parties agree to submit the dispute to Shenzhen Intermediate Peoples Court for litigation.

13.4	The court’s ruling shall be final and binding, and all legal costs shall be borne by the party deemed liable by the judgment.

13.5	During the litigation, the other parts of the contract shall continue to be executed except for the part in litigation.

14.	Others

14.1	In the event of force majeure (such as earthquake, flood disaster, etc.), Party B must inform Party A of the damage and loss as soon as possible, as well as the estimated cost of cleaning up and repairing. The costs and delay caused by force majeure shall be handled by both parties through negotiation.

14.2	The engineering materials or equipment to be installed at the construction site shall be properly kept by Party B. If insurance is required, Party B shall be responsible for handling it and bear the insurance costs.

14.3	Party A and Party B may terminate the contract through consultation. If the contract cannot be performed due to force majeure or breach of contract by either party (including the suspension or delay of construction due to party A’s reasons), Party A and Party B may terminate the contract.

14.4	This contract is made in duplicate, with one copy for each party A and Party B, which shall have the same legal effect.

14.5	Any matters not covered herein shall be settled by Party A and Party B through negotiation.

14.6	This contract shall come into force upon being signed (sealed) by both parties and shall automatically terminate upon expiration of the warranty period of the project.

15.	The following attachments are included in this contract, are listed as follows:

15.1	Attachment 1: Labor unit price quotation form

15.2	Attachment 2: Confidentiality Agreement

15.3	Attachment 3: Safety production responsibility agreement

15.4	Attachment 4: Construction Engineering Safety Agreement

Time of conclusion of this contract: Year Month Day.

Place of conclusion of this contract: Zhuhai, China

Party A: Shenzhen Zhongyun Communication Technology Co., Ltd.

Signed & Chopped:

Party B: Shenzhen Wan Xiang Xing Guang Technology Co., Ltd

Signed & Chopped: